UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2007

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On November 9, 2007, Dolby Sweden Holding AB, a limited liability company organized under the laws of Sweden (“Purchaser”) and an indirect wholly-owned subsidiary of the registrant, completed its acquisition of substantially all of the outstanding equity interests of Coding Technologies AB, a company incorporated and organized under the laws of Sweden (“Coding”), pursuant to the terms of a Share Transfer Agreement (the “Share Transfer Agreement” and the transactions described therein, the “Acquisition”) dated November 8, 2007, by and among Dolby Laboratories, Inc., a California corporation and a wholly-owned subsidiary of the registrant, Purchaser, certain shareholders of Coding, CIMON Investment Managers AB, as a representative of all shareholders of Coding, and U.S. Bank National Association, as escrow agent. The Purchaser will acquire the remaining outstanding equity interests in Coding in a second closing to be held one month after the initial closing date or, if necessary, thereafter pursuant to mandatory buyout procedures under Swedish law.

The total consideration to be paid in the Acquisition for all outstanding equity interests of Coding is approximately $250 million net of cash. $25 million was placed into escrow for eighteen months to satisfy certain indemnification obligations of the Coding shareholders under the Share Transfer Agreement.

The foregoing description of the transactions consummated pursuant to the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Transfer Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

(b) Pro forma financial information

The required financial statements and pro forma financial information will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description
2.1	Share Transfer Agreement by and among Dolby Laboratories, Inc., a California corporation, Dolby Sweden Holding AB, the Sellers set forth on Schedule A, CIMON Investment Managers AB, as Shareholder Representative, and U.S. Bank National Association, as Escrow Agent, dated as of November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson
Executive Vice President, General Counsel and Secretary

Date: November 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Transfer Agreement by and among the Dolby Laboratories, Inc., a California corporation, Dolby Sweden Holding AB, the Sellers set forth on Schedule A, CIMON Investment Managers AB, as Shareholder Representative, and U.S. Bank National Association, as Escrow Agent, dated as of November 8, 2007